FOR IMMEDIATE RELEASE

Contacts: Media Relations
Tina Barry, (972) 673-7931
Greg Artkop, (972) 673-8470

Investor Relations
Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP SIGNS NEW AGREEMENTS WITH
THE COCA-COLA COMPANY

Agrees to license Dr Pepper and Canada Dry in certain U.S. markets following
The Coca-Cola Company’s planned acquisition of Cola-Cola Enterprises’ North American Bottling
Business

Expands Fountain Relationship to Increase Presence
of Dr Pepper and Diet Dr Pepper in Local Fountain and Freestyle Accounts

Plano, TX, June 7, 2010 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that it has agreed to license certain brands to The Coca-Cola Company (NYSE: KO) on completion of KO’s proposed acquisition of Coca-Cola Enterprises’ (NYSE: CCE) North American Bottling Business. In addition, KO will offer Dr Pepper and Diet Dr Pepper in local fountain accounts currently serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Freestyle fountain dispenser.

Under new licensing agreements, KO will distribute Dr Pepper in the U.S. and Canada Dry in the Northeast U.S. where they are currently distributed by CCE. The new agreements will have an initial term of 20 years, with 20-year renewal periods, and will require KO to meet certain performance conditions. KO will continue to distribute Canada Dry, C’Plus and Schweppes in Canada.

Additionally, in certain U.S. territories where it has a manufacturing and distribution footprint, DPS will begin selling Squirt, Canada Dry, Schweppes and Cactus Cooler, which are currently sold by CCE.

“These agreements build a strong foundation for the continued growth of Dr Pepper and our leading flavor brands,” said Larry Young, president and CEO of DPS. “It solidifies Coke’s support of the Dr Pepper trademark while enabling us to optimize our route-to-market by assuming distribution of several key brands. Additionally, we’re increasing our fountain presence, enabling millions of consumers to sample our brands each day – a great win for Dr Pepper.”

As part of these transactions, DPS will receive a one-time cash payment of $715 million before taxes, fees and other related expenses. This upfront payment is net of the investment in the Freestyle fountain program, which is estimated at $115 million to $135 million.

These transactions are subject to KO completing its planned acquisition of CCE’s North American bottling business.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 “power brands” are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Penafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

###